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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

Subsidiary                                  State or Other Jurisdiction of Domicile
----------                                  ---------------------------------------
Ameritrade Online Holdings Corp.            Delaware
Ameritrade, Inc.                            Nebraska
Accutrade, Inc.                             Nebraska
J.P. Securities, Inc.                       Nebraska
AmeriFirst Capital Corp.                    California
OnMoney Financial Services Corporation      Delaware
Freetrade.com, Inc.                         New York
Ameritrade Institutional Services, Inc.     Florida
Ameritrade Canada, Inc.                     Canada
Ameritrade IP Company, Inc.                 Delaware
Ameritrade Services Company, Inc.           Delaware*
Ameritrade Development Company, Inc.        Delaware
Ameritrade International Company, Inc.      Cayman Islands
Financial Passport, Inc.                    Delaware
PFN Mortgage Services, LLC                  Delaware
PFN Mortgage Services, Inc.                 Delaware
Amerivest Investment Management, LLC        Delaware
Financial Passport Insurance Agency, Inc.   Virginia**
TenBagger, Inc.                             Nevada
TradeCast Inc.                              Delaware
TradeCast Enterprises LLC                   Texas
TradeCast Investments Ltd.                  Texas
TradeCast Management Corp.                  Texas
TradeCast Ltd.                              Texas
TradeCast Securities Ltd.                   Texas
Nebraska Hudson Company, Inc.               New York
Datek Online Holdings Corp.                 Delaware
Datek Online Financial Services LLC         Delaware
Datek Online Management Corp.               Delaware
iCapital Markets LLC                        New York
iClearing LLC                               Delaware
ThinkTech, Inc.                             Delaware***
Watcher Technologies LLC                    Delaware
Ameritrade Canada Financial Services, Inc.  Canada

* In Texas, this entity does business as Ameritrade Support Services Corporation

** In North Dakota, this entity does business as F.P. Insurance Agency, Inc.

*** In Texas, this entity does business as T2 Technology Support, Inc.

Unless otherwise noted, each subsidiary does business under its actual name.